     As filed with the Securities and Exchange Commission on December 16, 1996
                                                       Registration No. 33-85564


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                              --------------------

                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                              --------------------

                         MARQUEST MEDICAL PRODUCTS, INC.
             (Exact name of Registrant as specified in its charter)


               Colorado                                     84-0785259
          (State or other jurisdiction of                   (IRS Employer
           incorporation or organization)                   Identification No.)

                            11039 East Lansing Circle
                           Englewood, Colorado  80112
                                 (303) 790-4835
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              --------------------

                            Margaret Von der Schmidt
                            Vice President - Finance
                         Marquest Medical Products, Inc.
                            11039 East Lansing Circle
                           Englewood, Colorado  80112
                                 (303) 790-4835
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                              --------------------
                                    Copy to:

                             William L. Floyd, Esq.
                             Long, Aldridge & Norman
                        One Peachtree Center, Suite 5300
                              303 Peachtree Street
                             Atlanta, Georgia  30308
                                 (404) 527-4000
                              --------------------

     Approximate date of commencement of proposed sale to the public: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, check the following box:   /X/

     If the Registrant elects to deliver its latest annual report to security holders, or a complete and legible facsimile thereof, pursuant to Item 11(a)(1)
of this Form, check the following box:   /X/

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until such Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

                                   PROSPECTUS

                         MARQUEST MEDICAL PRODUCTS, INC.

   669,514 WARRANTS TO PURCHASE COMMON STOCK, NO PAR VALUE, AT $0.75 PER SHARE
                    834,514 SHARES COMMON STOCK, NO PAR VALUE

                           --------------------------

     This Prospectus relates to 669,514 Warrants to purchase Common Stock at $0.75 per share, expiring March 31, 1999 (the "Warrants"), and 834,514 shares (the "Shares") of Common Stock, no par value (the "Common Stock"), which either have been issued or are issuable upon conversion of the Warrants, of Marquest Medical Products, Inc., a Colorado corporation ("Marquest" or the "Company"), all of which are being offered for the accounts of certain selling security holders of the Company (the "Selling Security Holders"). See "Selling Security Holders."


     The Selling Security Holders are former holders of the Company's 6% Swiss Franc denominated bonds (the "Swiss Bonds") who received the Warrants as part of an exchange offer for the Swiss Bonds. To exercise their Warrants, the Selling Security Holders may pay the Company in cash or may elect to surrender an equal amount of the Company's U.S. Dollar denominated 8% Notes due March 31, 1999, which were also obtained by the Selling Security Holders as part of the Swiss Bond exchange. The Company will not receive any of the proceeds received by the Selling Security Holders from the Warrants and the Common Stock (collectively, the "Securities") sold, except up to $502,135.50 from the exercise of the Warrants being registered if the Selling Security Holders exercise the Warrants with the payment of cash. See "Use of Proceeds" and "Plan of Distribution."


     The Company's Common Stock is included in the Nasdaq SmallCap Market (the "SmallCap Market") under the symbol "MMPI." On December 12, 1996, the last sale price for the Common Stock as reported by the SmallCap Market was $.6875 per share. There is no market for the Warrants, and no assurance can be given that a market will develop.

     The Securities may be offered to the public from time to time by the Selling Security Holders. The Selling Security Holders do not include any officers or directors of the Company. Each of the Selling Security Holders may sell the Shares offered hereby from time to time on the SmallCap Market, or such national securities exchange or automated interdealer quotation system on which shares of Common Stock and the Warrants are then listed, through negotiated transactions or otherwise at market prices prevailing at the time of the sale or at negotiated prices. The Selling Security Holders must effect such transactions by notifying the Company in advance of any intended transaction in order for the Company to determine compliance with applicable federal and state securities laws, and then upon receipt of notice from the Company that such transaction may proceed, by selling the Securities only to or through brokers or dealers. Such brokers or dealers may receive compensation in the form of commissions or otherwise in such amounts as may be negotiated by them. The Company has agreed to bear all expenses in connection with the registration and sale of the Securities being offered by the Selling Security Holders, other than commissions, concessions or discounts to brokers or dealers and fees and expenses of counsel or other advisors to the Selling Security Holders. See "Plan of Distribution."

                            -------------------------

INVESTORS SHOULD CONSIDER CAREFULLY THE INFORMATION DISCUSSED UNDER THE CAPTION "RISK FACTORS."
                            -------------------------

                   This Prospectus is dated December 16, 1996.

             THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
                BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY
                 STATE SECURITIES COMMISSION NOR HAS THE SECURI-
                    TIES AND EXCHANGE COMMISSION OR ANY STATE
                      SECURITIES COMMISSION PASSED UPON THE
                        ACCURACY OR ADEQUACY OF THIS PRO-
                         SPECTUS.  ANY REPRESENTATION TO
                           THE CONTRARY IS A CRIMINAL
                                    OFFENSE.


     No person has been authorized in connection with this offering to give any information or to make any representation not contained or incorporated by reference in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of any offer to purchase any securities other than those to which it relates or an offer to any person in any jurisdiction where such offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sales hereunder shall under any circumstances create any implication that the information herein, or incorporated by reference herein, is correct as of any time subsequent to the date hereof or thereof.


                                TABLE OF CONTENTS



                                                                        Page
                                                                        ----

Available Information. . . . . . . . . . . . . . . . . . . . . . . .      3
Incorporation of Certain Documents by Reference. . . . . . . . . . .      3
Prospectus Summary . . . . . . . . . . . . . . . . . . . . . . . . .      4
Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . .      9
Selling Security Holders . . . . . . . . . . . . . . . . . . . . . .      9
Plan of Distribution . . . . . . . . . . . . . . . . . . . . . . . .     12
Description of Securities. . . . . . . . . . . . . . . . . . . . . .     12
Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . .     15
Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     15

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxies, information statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements, information statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at certain of its regional offices, the addresses of which are 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, reports, proxies and information statements and other information concerning the Company may be inspected at the offices of the Nasdaq SmallCap Market, 1735 K Street, N.W., Washington, D.C. 20006. The Commission maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers which file electronically with the Commission. The address of the web site is http:\www.sec.gov.

     The Company has filed with the Commission a Registration Statement on Form S-2 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto, to which reference is hereby made. For further information with respect to the Company and the Securities offered by this Prospectus, reference is made to the Registration Statement, including the exhibits and schedules thereto. Copies of all or any part of the Registration Statement, including the documents incorporated by reference therein and exhibits thereto, may be obtained, upon payment of the prescribed fees, at the offices of the Commission as set forth above.

     Additionally, this Prospectus is accompanied by copies of the Company's Annual Report on Form 10-K for the fiscal year ended March 30, 1996 and the Quarterly Reports on Form 10-Q for the quarters ended June 29, 1996 and September 28, 1996, filed by the Company with the Commission.



                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company's Annual Report on Form 10-K for the fiscal year ended March 30, 1996 and the Quarterly Reports on Form 10-Q for the quarters ended June 29, 1996 and September 28, 1996, filed by the Company with the Commission (File No. 0-11484) pursuant to the Exchange Act, are hereby incorporated by reference into this Prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. Unless previously delivered, the Company will provide, without charge, to each person to whom a copy of this Prospectus is delivered, upon written or oral request, a copy of all of the documents referred to above which have been or may be incorporated by reference into this Prospectus, other than certain exhibits to such documents. Such requests shall be made to the attention of Margaret Von der Schmidt, Vice President-Finance, Marquest Medical Products, Inc., 11039 East Lansing Circle, Englewood, Colorado 80122; (303) 790-4835.

                               PROSPECTUS SUMMARY

     The following summary should be read in conjunction with and is qualified in its entirety by the more detailed information herein and the Consolidated Financial Statements and Notes thereto incorporated herein by reference.

THE COMPANY

     Marquest Medical Products, Inc., a Colorado corporation (the "Company"), was incorporated in 1979 and is a manufacturer, marketer and provider of disposable medical products for use in the respiratory care, cardiopulmonary support and anesthesiology markets. The Company manufactures and distributes four major groups of products: (1) arterial blood gas systems, (2) anesthesia delivery systems, (3) respiratory systems and (4) heated wire humidification systems.

     The Company's executive and administrative offices are located at 11039 East Lansing Circle, Englewood, Colorado 80112, and its telephone number is
(303) 790-4835.

RISK FACTORS

     Prospective purchasers should consider carefully the information under the caption "Risk Factors," including the impact of government regulation and significant operating losses experienced since the suspension of operations in October 1991 by the U.S. Food and Drug Administration. See "Risk Factors."

THE OFFERING

     The following securities are offered pursuant to this Prospectus for the account of the Selling Security Holders:

     Warrants to purchase Common Stock at $0.75 per share,
     exercisable until March 31, 1999 . . . . . . . . . . . . . . .  669,514
                                                                     -------

     Shares of Common Stock, no par value . . . . . . . . . . . . .  834,514
                                                                     -------
                                                                     -------

USE OF PROCEEDS

     The Company will not receive any of the proceeds from the sale of the Securities by the Selling Security Holders. The Company, however, may receive proceeds upon the exercise of the Warrants, which will be used for working capital. See "Use of Proceeds."

                             SUMMARY FINANCIAL DATA
           (Thousands of Dollars, Except Share and Per Share Amounts)



                                           SIX          FISCAL         FISCAL       NINE        THREE       FISCAL       FISCAL
                                           MONTHS        YEAR           YEAR       MONTHS      MONTHS        YEAR         YEAR
                                            ENDED        ENDED          ENDED       ENDED       ENDED        ENDED        ENDED
                                          SEPT. 28,    MARCH 30,      APRIL 1,    APRIL 2,     JULY 3,     APRIL 3,     MARCH 28,
                                             1996        1996           1995        1994        1993         1993         1992
                                             ----        ----           ----        ----        ----         ----         ----
                                         (UNAUDITED)
OPERATING DATA:

Net Revenues                             $ 10,805       $22,443       $20,576     $17,139      $5,327      $21,935     $30,294
Net Earnings (Loss) from
 Continuing Operations
 before Extraordinary
 Item                                        (335)          (60)       (3,450)     (2,312)     (1,042)     (18,542)     (6,078)
Net Earnings (Loss)                          (335)          (60)       (3,450)     (2,030)       (336)     (18,338)    (10,100)

Earnings (loss) per common
share:
 Continuing Operations
 before Extraordinary
 Item                                       (0.02)        (0.01)        (0.46)      (0.51)      (0.23)       (4.17)      (1.41)
 Net Earnings (Loss)                        (0.02)        (0.01)        (0.46)      (0.45)      (0.07)       (4.12)      (2.34)

BALANCE SHEET DATA:

Total Assets                               14,001        15,393        13,992      16,929      18,366       21,007      40,529
Long-Term Obligations                       4,767         4,990         5,961       7,659       6,745          -0-       1,589
Cash Dividend Declared
Per Common Share                             0.00          0.00          0.00        0.00        0.00         0.00        0.00



  Effective July 3, 1993, the Company effected a quasi-reorganization.

                                  RISK FACTORS

     In analyzing this offering, prospective investors should carefully consider the following risk factors.

GOVERNMENT REGULATION

     The Company and its products are subject to strict oversight and regulation by the U.S. Food and Drug Administration (the "FDA") for substantially all of its manufactured products. Most of the Company's products are subject to validation as required by the current Good Manufacturing Practices Regulations ("GMP") of the FDA. The Company's operations are subject to periodic inspection by the FDA and notices of deficiency could issue as a result of such FDA inspections. The failure to meet regulatory standards or to remedy any deficiency could result in corrective action by the FDA.

TEMPORARY SUSPENSION OF OPERATIONS DUE TO ALLEGED VIOLATION

     On August 8, 1991, the Company was named in a civil complaint filed by the FDA seeking an injunction and alleging that the Company violated GMP, and that certain products were misbranded and adulterated for violation of other FDA regulations. This dispute was resolved through the execution of a Consent Decree by the Company on October 1, 1991, which provided for a series of inspections on the part of the FDA in the Company's manufacturing facilities. The Consent Decree permanently enjoined the Company from directly or indirectly introducing and delivering for introduction into interstate commerce any article or device that has been manufactured, processed, packed, held or labeled at the Company's Colorado facility unless and until the Company is in compliance with GMP. In the event that the Company was found to be in violation of any of the terms of the Consent Decree, possible civil or criminal charges could be considered by the FDA. Following the first of these inspections, the Company was directed on October 8, 1991, to suspend its U.S. manufacturing and distribution operations (the "Suspension") until the Company demonstrated it had adequate controls in place to ensure substantial compliance with GMP to the satisfaction of the FDA. This Suspension continued until January 9, 1992.

     The Suspension during late 1991 and early 1992 resulted in the layoff of 350 persons from the Company's manufacturing workforce. The cessation of manufacturing and distribution also caused a significant decrease in revenues and a cash flow deficit. As a result of the financial strain created, and in order to keep the Company operating, Marquest was forced to sell subsidiaries and facilities to raise sufficient operating capital to sustain the Company's ongoing operations. The Suspension and actions on the part of the Company to comply with the FDA directives has had a significant and pervasive effect on the Company.


     The Company was inspected by the FDA during September of 1996 and received a Form 483, Inspection Observations, containing three alleged nonconformances with GMP. Following the 1996 inspection, the Consent Decree expired October 1, 1996 and is of no further force and effect.

ADVERSE AFFECT ON MARKET PRICE OF COMMON STOCK

     Sales of substantial amounts of Common Stock in the public market after the completion of this Offering could adversely affect the market price of the Common Stock. Upon completion of this Offering, assuming exercise of all of the Warrants, the Company will have approximately 14,935,138 shares of Common Stock outstanding, 9,273,048 of which are "restricted securities" as such term is defined in Rule 144 promulgated under the Securities Act. Restricted securities may be sold pursuant to an effective registration statement under the Securities Act or in accordance with applicable exemptions from the registration requirements of the Securities Act. Rule 144 provides for the sale of limited quantities of restricted securities without registration under the Securities Act. The 834,514 shares offered hereby, as well as 4,827,576 shares of Common Stock outstanding as of November 30, 1996 and not subject to restriction, will be available for immediate sale in the public market without restriction as of the date of this Prospectus.

     Sales of substantial amounts of shares of Company Stock pursuant to this Offering, Rule 144 or otherwise may be expected to have an adverse effect on the trading price and market for the Company's Common Stock.

MARKET OVERHANG OF WARRANTS AND CONVERTIBLE NOTE

     As of November 30, 1996, the Company had outstanding warrants to purchase 7,719,466 shares of Common Stock at $0.75 per share, 669,514 of which are being offered hereby. The warrants to purchase Common Stock at $0.75 per share expire as follows: 50,000 on August 26, 2002; 3,419,466 (including 669,514 which are being offered hereby) on March 31, 1999; and 4,250,000 on March 31, 2003. In addition, the Company has outstanding a $700,000 8% note payable which is convertible into 1,000,000 shares of Common Stock at $0.70 per share until April 1, 2001.

     The holders of the Company's warrants and convertible note may be able to purchase shares of Common Stock at prices substantially below the current market price of the Company's Common Stock with a resultant dilution of the existing stockholders' investment. The holders of the warrants and convertible note may exercise their rights to acquire shares of Common Stock at times when the Company would desire to obtain needed capital through a new offering of securities on terms more favorable than those of the outstanding warrants and convertible note. Thus, exercise of the warrants and/or conversion of the convertible note may adversely affect the market price for the Common Stock, as well as the terms on which the Company may be able to obtain additional financing or capital. In addition, the exercise or conversion of outstanding warrants and the convertible note and the subsequent sales of shares of Common Stock by holders of such securities pursuant to a registration statement, under Rule 144 or otherwise, could have an adverse affect upon the market for the Company's Common Stock.

CONTROL BY INSIDERS

Of the 14,265,624 shares of Common Stock outstanding on November 30, 1996, 7,211,192 are owned by Scherer Healthcare, Inc. ("Scherer") and 2,061,856 shares of Common Stock are owned by Scherer Capital, LLC ("Scherer Capital"), a company under common control with Scherer. In addition, Scherer holds warrants to purchase 6,580,000 shares of Common Stock at $0.75 per share, of which 2,330,000 will expire on March 31, 1999, and 4,250,000 will expire on March 31, 2003. Scherer Capital is the holder of the Company's $700,000 note payable, secured by certain assets for the Company and is convertible into 1,000,000 shares of Common Stock at $0.70 per share until April 1, 2001. Assuming the exercise of all warrants and conversion of the note payable as of November 30, 1996, Scherer and Scherer Capital would be the beneficial owner of 77.1% of the Company's Common Stock. Additionally, pursuant to the terms of a financing transaction consummated with Scherer during fiscal 1994, Scherer has named a majority of the Company's Board of Directors. As a result of the beneficial ownership of Common Stock of the Company, Scherer and Scherer Capital will continue to have significant influence over all matters requiring approval by the stockholders of the Company.

RESTRICTION ON DIVIDEND PAYMENTS

     Dividends on Common Stock are declared and paid at the discretion of the Company's Board of Directors, depending on the Company's earnings, financial condition and other relevant factors. The last dividend was paid by the Company in May 1990. Pursuant to a term loan agreement between the Company and a bank, the Company may not, without the prior written consent of the bank, pay or declare any dividends. The Company does not anticipate that any dividends on the Company's Common Stock will be declared or paid in the foreseeable future.

LACK OF MARKET FOR WARRANTS

     There is currently no market for the Warrants being offered by this Prospectus and the Company has not applied for a listing for such Warrants on any securities exchange. There can be no assurance that any market for these Warrants will develop in the future.

DEFAULTED SWISS BONDS

     During Fiscal 1986, the Company issued 25,000,000 Swiss Francs of bonds due March 11, 1994. On January 14, 1992, the Company was notified that holders of the majority of its Swiss bonds had exercised their right to put the bonds for redemption as of March 11, 1992. The Company was not able to honor this put, and, accordingly, defaulted on these obligations. In three exchange offers during Fiscal 1994, the bondholders exchanged 96% of the total bonds outstanding for a combination of the Company's notes, warrants to purchase common stock of the Company and convertible preferred stock of Scherer. At November 30, 1996, SFr 345,000 in principal amount of bonds remain outstanding and in default. To date, there has been no action instituted by the remaining bondholders.

PAYMENT OF FEDERAL INCOME TAXES


     During Fiscal 1994, the Company received a refund of federal income taxes of approximately $745,000 due to the carryback to prior years of losses incurred during the temporary suspension of operations by the FDA. The Internal Revenue Service (the "IRS") completed an audit, and in July 1994, determined that the losses could not be carried back and issued an assessment to the Company for the taxes plus interest. In Fiscal 1996 the Company settled additional tax issues related to audits by the IRS for fiscal years 1982-1988. The Company recorded $697,000 of additional taxes and interest. The Company agreed to a repayment plan with the IRS whereby the Company paid $400,000 in June 1995 and the remaining balance at March 30, 1996 of approximately $997,000 plus interest and penalties to be accrued during the repayment period, will be repaid in monthly installments of $40,000. The IRS has placed a lien on the Company's facility in Englewood, Colorado to secure payment of the taxes.


ALLEGED INFRINGEMENT OF JAPANESE PATENT



   In a Complaint filed in September 1996, the Company's distributor of arterial blood gas products in Japan is alleged to infringe the patent of Terumo K.K., resulting in a request for an injunction against the distributor from further marketing and sale of arterial blood gas samplers manufactured by the Company and distributed in Japan. The Complaint does not currently name the Company, only the Company's distributor in Japan. The Company is paying the cost to defend its distributor in the litigation. Due to the preliminary nature of this litigations, there can be no assessment as to the potential impact on the Company. The litigation could have an adverse effect on the market for the Company's arterial blood gas product in Japan.

LOSS OF DISTRIBUTION

     One distributor of the Company's Products has accounted for 19%, 19% and 18% of the Company's net sales during Fiscal 1996, 1995 and 1994, respectively. The loss of a major distributor without immediate replacement would have a substantial negative impact on the Company's sales and overall financial condition.

MARKET PLACE HIGHLY COMPETITIVE

     The medical device business is highly competitive. The Company has three major competitors in the manufacture and distribution of its blood collection systems, four major competitors in the manufacture and distribution of disposable anesthesia products, four major competitors in respiratory and nebulizer products, and two major competitors in its heated humidification products. A number of the Company's competitors are larger companies with greater resources and more diversified lines of medical products and services. These competitors have the resources to spend substantially greater amounts on marketing and research and development activities. Competitive factors may adversely affect the Company's ability to maintain and increase market share.

PRODUCT LIABILITY

     The sale of the Company's products may expose it to liability claims resulting from the use of such products. Such claims may be expected to be larger in the medical products areas where product failure may result in injury or loss of life to persons. The Company carries product liability insurance with limits of $5,000,000 per occurrence and in the aggregate. No assurances can be given that such insurance is adequate to cover potential claims or that, if a claim or claims are made, such insurance will not be canceled or become prohibitively expensive.

ANTI-TAKEOVER PROVISIONS

     The Company's Amended and Restated Bylaws contain certain provisions that may have the effect of discouraging, delaying or preventing a change in control of the Company or unsolicited acquisition proposals that a stockholder might consider favorable, including provisions authorizing (i) special meetings of stockholders of the Company upon the written request of the holders of at least 25% of the issued and outstanding Common Stock entitled to vote at such meeting and (ii) requiring advance notice of not less than 120 days prior to an annual meeting with regard to director nominees and stockholder proposals. In addition, the Board of Directors of the Company adopted a common stock Rights Agreement on August 18, 1991, which also may have the effect of discouraging, delaying or preventing a change in control of the Company or unsolicited acquisition proposals. See "Description of Securities - Common Stock Purchase Rights" and "Description of Securities - Certain Anti-takeover Provisions."

                                 USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of the Securities being sold by the Selling Security Holders. The Warrant holders may pay all or a portion of the exercise price of the Warrants by surrendering for retirement the 8% Notes due 1999 (the "Marquest Notes") of the Company in a principal amount equal to all or such portion of the exercise price. Accrued interest on the Marquest Notes may not be directly applied to any portion of the Warrant exercise price. However, assuming the exercise of all of the Warrants offered hereby with the payment of cash, the maximum net proceeds from the exercise are estimated to be approximately $502,135 after deducting the estimated expenses of this offering. The Company will use the net proceeds received from the exercise of such Warrants as working capital.


                            SELLING SECURITY HOLDERS

     The table below sets forth information available to the Company with respect to the Common Stock and the $0.75 Warrants held of record by the Selling Security Holders as of the date of this Prospectus. Information with respect to ownership has been determined from information provided by the Selling Security Holders. Unless otherwise indicated in a footnote to the table, all of the shares of Common Stock and the $0.75 Warrants owned by each Selling Security Holder, as reflected in the table below, are being registered for resale. Also registered for resale hereunder are all shares of Common Stock that may be acquired by the Selling Security Holders upon the exercise of the $0.75 Warrants owned by them. The number of shares of Common Stock or the $0.75 Warrants to be sold by a Selling Security Holder in the offering is not within the control, or knowledge, of the Company. If all such securities are sold by a Selling Security Holder, such Selling Security Holder will not own any Securities of the Company after this offering unless otherwise indicated in a footnote. There is and has been no material relationship during the Company's history between the Company or any affiliate of the Company with any Selling Security Holder. No Selling Security Holder will own more than 1% of the Company's outstanding Common Stock after the exercise of all outstanding Warrants.


                                     Number of Shares of       Number of $0.75
                                     Common Stock Owned        Warrants Owned
  Name of Selling Security Holder  Before the Offering (1)   Before the Offering
  -------------------------------  -----------------------   -------------------

  Aargauische Kantonalbank                   None                     2,775
  Arcadia Management, Inc.                   None                     7,395
  Raymond Aubry                              None                     6,471
  Frederic Baeriswyl                         None                     2,311
  Banca del Gottardo                         None                    32,813
  Banca Popolare Svizzera                    None                     7,395
  Bank Leu AG                                None                     6,011
  Banque Leu S.A.                            None                     1,387
  Banque Leu S.A.                            None                    17,562
  Max Baumann                                None                     1,850
  Bayerische Landesbank (Schweiz)
    AG                                       None                     2,773
  Celia Baylin Trust                       12,000(2)                   None
  Jack Baylin                              18,000(2)                   None
  Alewyn R. H. Birch                         None                       463
  Roland Bliggensdorfer-Suter                None                       925
  Heinz Bosshard                            4,000                      None
  Hans Brogli                                None                       463
  Buntco Inc. Profit Sharing Plan           2,000(2)                    300

  Elisabeth Chales-Ith                       None                       463
  Caesar Claude                              None                       925
  Pierre Cottet                              None                     1,387

                                     Number of Shares of       Number of $0.75
                                     Common Stock Owned        Warrants Owned
  Name of Selling Security Holder  Before the Offering (1)   Before the Offering
  -------------------------------  -----------------------   -------------------

  Joris Cranshaw                             None                     1,849
  Credit Suisse                              None                   126,625
  Shirley Dellheim                          3,000(2)                  1,000
  Huguette Denogent                          None                       925
  Jean Naic DuBunldz                         None                       925
  Jean Dubrouloz                             None                     6,010
  Albert Dubas                               None                     2,773
  Dynamis Versicherungs-und
    Anlageberatungs AG                      5,000                      None
  Lois England 8% Charitable
    Remainder Annuity Trust                  None                     6,000
  Richard England 5% Charitable
    Remainder Unitrust                      4,500(2)                 23,600
  Entlebucher Bank                           None                       463
  Eye Surgery Associates, PA
    Employees Pension Plan Trust
    FBO Samuel Winn                         4,600(2)                    600
  Denis Favre                                None                       463
  Rosy Feuhbinger                            None                       463
  Gabriela Forster                           None                     2,773
  Anita Fuentes                              None                       463
  Pauline S. Ganz Trust                      None                     9,500
  Lore Gaudermann                            None                       925
  GBZ Genossenschaetliche
    Zentralbank                              None                     2,314
  Green Haft Trust                           None                     1,200
  M. Andrew Greif Trust                      None                     2,900
  David L. Greif II Ltd.
    Agency for Trustee                       None                     3,800
  C. Loren Greif-Simons Trust                None                     2,900
  E. Gutzwiller & Cie Banquiers
    Basel, Switzerland                       None                       463
  Milka Haas                                 None                     4,622
  Helga Haldemann                            None                       463
  Willfried Haller-Weber                     None                     4,622
  Thomas Hasenfratz                          None                     1,849
  Heinrich Heutschi                          None                     1,849
  Hans Hornbacher                          52,000                      None
  Hermann Huber                              None                       463
  Jorg Huber                                 None                       462
  Viktor and Erika Kaiser                    None                       925
  Drs. Katims & Weissman
    Endocrinology Associates PA,
    Profit Sharing Fund                      None                       700
  Francis Lachenal                           None                       925
  La Grasso Bros. Inc.                      1,500(2)                    815
  Gerhard Liebert                            None                    56,383
  Hildegard Litwinski                        None                     1,387
  Angelin Luyet                              None                       925
  Saul H. Magram                           15,000(2)                 24,956
  Maria Mafferetti-Revilla                   None                    10,168
  Matman Properties, L.P.                    None                    59,618
  Mera Meyers                                None                       925
  Werner Mohrle                              None                     1,387
  Arnold Muller                              None                     2,311
  Hermann Mueller-Froschl                    None                       925
  Susanne Neidhardt                          None                       463

                                     Number of Shares of       Number of $0.75
                                     Common Stock Owned        Warrants Owned
  Name of Selling Security Holder  Before the Offering (1)   Before the Offering
  -------------------------------  -----------------------   -------------------
  Eugen Noser-Fehr                           None                     2,600
  Giovanne Pianezzi                          None                       462
  Popeline Trust Reg.                        None                     4,160
  Pierre Poscia                              None                       463
  Forrest B. Raffel Family Trust             None                    11,000
  Margrith Ramseier                          None                       925
  Andre Rapp                                 None                     1,387
  Beatrice Renz                              None                       925
  Jean-Jacques Rion                          None                     1,387
  Sandra Rossi                              4,000                      None
  Rud, Blass & Cie AG                      23,000                      None
  Grete Rumetsch                             None                       463
  Ruth Scherrer                              None                       925
  Heide Schmidt-Sailer                       None                       925
  Karl Schmalzer                             None                     4,160
  Fredy Schmutz                              None                     1,849
  Markus Schneider                           None                       463
  Peter Schudel                              None                       925
  Alma Schuer                                None                       925
  Martin Schuett                             None                     4,622
  Schweiz Volksbank                          None                     1,387
  Schweizerische Kreditanstalt               None                       462
  Gertrude Seeman                            None                     2,311
  Karl Sieber                                None                     1,849
  Richard Slavin IRA R/O                     None                     9,500
  Leigh G. Smith                             None                     4,300
  Albert W. Stehli                           None                       925
  Milton & Joy Steinberg                     None                    14,300
  Joseph Tavernier                           None                       925
  Grety Tobler                               None                       463
  Harold Toppel                              None                    15,244
  Markus Tritschler                          None                       925
  Hertha Tschutsher                          None                       925
  Christoph Vogel                            None                     4,622
  Jean-Michel Wermeille                      None                       463
  Bruno Widler-Juchli                        None                       463
  Winchester Convertible Plus Plan           None                    99,825
  Armin Wolfensberger                        None                       463
  Elsy Zanotelli-Hogger                      None                       925
  Raymond Zeltner                          77,000                      None
  Alfred Zogg                                None                       925
                                             ----                       ---
  TOTAL                                   225,600 (3)               669,514
                                          -------                   -------
                                          -------                   -------


-------------------

(1) Excludes shares of Common Stock that may be acquired upon exercise of any $0.75 Warrants.

(2) Represents shares of Common Stock, excluding shares of Common Stock acquired pursuant to the exercise of any $0.75 Warrants. Such shares are not being registered hereunder.

(3) Of these shares, 165,000 shares are being registered hereunder. See footnote (2).

                              PLAN OF DISTRIBUTION

     The Securities may be sold from time to time by any of the Selling Security Holders, or by pledgees, donees, transferees or other successors in interest. Sales of the Shares may be made on the SmallCap Market, or such national securities exchange or automated interdealer quotation system on which shares of Common Stock are then listed, through negotiated transactions or otherwise at prices and at terms then prevailing or at prices related to the then current market price or at negotiated prices. Sales of the Warrants may be made through negotiated transactions or otherwise at prices and at terms then prevailing or at prices related to the then current market price or at negotiated prices.
The Securities may be sold by one or more of the following: (a) ordinary brokerage transactions and transactions in which the broker solicits purchasers;
(b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) a block trade in which the broker or dealer so engaged will attempt to sell the Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction; (d) an exchange distribution in accordance with the rules of such exchange; and (e) through the writing of options on the Securities. The Selling Security Holders must effect such transactions by notifying the Company in advance of any intended transaction in order for the Company to determine compliance with applicable federal and state securities laws, and then upon receipt of notice from the Company that the transaction may proceed, by selling the Securities only to or through brokers or dealers. If necessary, a supplemental prospectus which describes the method of sale in greater detail may be filed by the Company with the Commission pursuant to Rule 424(c) under the Securities Act under certain circumstances. In effecting sales, brokers or dealers engaged by any of the Selling Security Holders and/or the purchasers of the Securities may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions, concessions or discounts from the Selling Security Holders and/or the purchasers of the Securities in amounts to be negotiated immediately prior to the sale. In addition, any Securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus.

     The Company has agreed to bear all expenses in connection with the registration and sale of the Securities, other than commissions, concessions or discounts to brokers or dealers and fees and expenses of counsel or other advisors to the Selling Security Holders.

     The Selling Security Holders and any broker or dealer who acts in connection with the sale of the Securities hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any compensation received by them and any profit on any resale of the Securities as principals might be deemed to be underwriting discounts and commissions under the Securities Act.

                            DESCRIPTION OF SECURITIES

COMMON STOCK, NO PAR VALUE

     The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, no par value, of which 14,265,624 were issued and outstanding as of October 21, 1996. All voting rights are vested in the holders of the Company's Common Stock. In all matters to come before the stockholders, holders of Common Stock have one vote per share. Holders of Common Stock are not entitled to cumulative votes, which means that the holders of a majority of the total voting power of such shares can elect all of the directors entitled to be elected by the holders of Common Stock. The shares of Common Stock are not subject to redemption, and the holders of the Common Stock have no preemptive rights. The outstanding shares of Common Stock are fully paid and nonassessable.


     Upon liquidation of the Company, the holders of Common Stock are entitled to receive on a prorata basis, after payment or provision for payment of all debts and liabilities of the Company, all of the assets then legally available for distribution in cash or in kind. The holders of Common Stock are entitled to dividends and other distributions as and when declared by the Board of Directors out of assets legally available therefor. The Company is not expected to declare a cash dividend on the Common Stock in the foreseeable future. Under the Term Loan Agreement dated June 30, 1994, between the Company and Colorado National Bank (the "Bank"), the Company may not, without the prior written consent of the Bank, pay or declare any dividends, or purchase, redeem or otherwise acquire any of its capital stock, or make any other distributions of any property to any of its shareholders.

COMMON STOCK PURCHASE RIGHTS

     On August 18, 1991, the Board of Directors of the Company declared a dividend distribution of one right (a "Right") for each outstanding share of the Company's Common Stock to shareholders of record at the close of business on August 20, 1991 (the "Record Date"). Each Right entitles the registered holder to purchase from the Company a unit consisting of one-half of a share (a "Unit") of Common Stock at a purchase price of $25.00 per Unit, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and Bank of America National Trust & Savings Association, as Rights Agent. This information provides a summary of the Rights and is qualified in its entirety by reference to the Rights Agreement.

     The Rights are attached to all Common Stock certificates representing shares outstanding, and no separate Rights Certificates have been distributed. The Rights will separate from the Common Stock and a "Distribution Date" will occur so that the Rights become exercisable no later than ten business days following (1) the public announcement that a person or group (other than Scherer Healthcare, Inc.) has acquired, or obtained the right to acquire, 15% or more of the Company's outstanding shares or (2) the commencement of a tender or exchange offer that would result in a person or entity (other than Scherer Healthcare, Inc.) owning 15% or more of the Company's outstanding Common Stock. In the event that 15% or more of the stock is actually held by a person or group, each right not owned by such person or group allows the holder to buy $50.00 worth of the Company's Common Stock, based upon the then-current market price, for $25.00. The Company can redeem the rights at any time until 10 days following the above events at a price of $.01 per Right. The Rights are not exercisable until the Distribution Date and will expire at the close of business on August 20, 2001.

     The rights will have certain anti-takeover effects. Upon the occurrence of a Distribution Date, the rights will cause substantial dilution to any person or group that attempts to acquire the Company without conditioning the offer on a substantial number of rights being acquired. The rights will not interfere with any business combination approved by the Board of Directors of the Company since the Board of Directors of the Company may, at its option, at any time prior to the close of business on the 10th day following a Distribution Date redeem the rights at a price of $.01 per right.

CERTAIN ANTI-TAKEOVER PROVISIONS

     SPECIAL MEETING OF STOCKHOLDERS. The Amended and Restated Bylaws of the Company provide that special meetings of stockholders of the Company may be called only by the Board of Directors or upon the written request of the holders of at least 25% of the issued and outstanding Common Stock entitled to vote at such meeting. This provision makes it more difficult for stockholders to call a special meeting and take action that is opposed by the Board of Directors.

     STOCKHOLDER ACTION BY WRITTEN CONSENT. The Colorado Business Corporation Act allows an action required or permitted to be taken at any annual or special meeting of stockholders to be taken in writing by the consent of holders of not less than a majority of the outstanding shares of Common Stock entitled to vote on such action. This provision may allow Scherer Healthcare, Inc. and Scherer Capital, LLC to effect an action by written consent without the necessity of calling a special meeting of stockholders.

     DIRECTOR NOMINATION AND SHAREHOLDER PROPOSALS. The Amended and Restated Bylaws establish an advance notice procedure with regard to nomination of candidates for election as director and stockholder proposals, requiring that notice of such proposals must be made in writing to the Secretary of the Company prior to the annual meeting of stockholders. Generally, such notice must be received at the principal executive offices of the Company not less than 120 days prior to an annual meeting.

WARRANTS

     As of November 30, 1996, the Company had outstanding 1,089,466 of the Warrants, 669,514 of which are being offered hereby. Each Warrant will be exercisable for one share of the Company's Common Stock, at an exercise price of $0.75 per share. The Warrants may be exercised at any time until and including March 31, 1999. Holders of the Warrants may pay all or a portion of the exercise price of the Warrants by surrendering for retirement, at any time during which the Warrants may be exercised, the Company's 8% Notes due March 31, 1999 (the "Notes") in a principal amount equal to all or such portion of the exercise price. Accrued interest on the Notes may not be directly applied to any portion of the Warrants exercise price. The Warrants may be presented for exercise at the office of the Warrant Agent, Chemical Trust Company of California, or at such other office or agency as may be maintained by the Company for such purposes.

     In addition, the Company had the following warrants outstanding:

     warrants to purchase 50,000 shares of Common Stock at $0.75 per share, expiring August 2002 warrants to purchase 138,833 shares of Common Stock at $1.50 per share, expiring December 1997 warrants to purchase 10,000 shares of Common Stock at $4.00 per share, expiring September 1997 warrants to purchase 2,330,000 shares of Common Stock at $0.75 per share, expiring March 31, 1999 warrants to purchase 4,250,000 shares of Common Stock at $0.75 per share, expiring March 31, 2003


     The number of shares of Common Stock which may be purchased upon the exercise of the Warrants is subject to adjustment if the Company (1) pays a dividend on the Common Stock in shares of the Common Stock or (2) subdivides or combines the outstanding Common Stock into a greater or smaller number of shares of Common Stock. If one of the above-mentioned events occurs, the number of shares purchasable by the holders of the Warrants would be adjusted so that the holder would be entitled to the same number of shares after the event had the Warrants been exercised immediately prior to the event.

     The information provides a summary of the Warrants and is qualified by a reference to the Warrant Agreement and the Warrant Certificates.

LIMITATION OF AND INDEMNIFICATION FOR LIABILITIES

     The Company's Articles of Incorporation contain a provision that limits the liability of the Company's directors for monetary damages for breach of fiduciary duty as a director or officer to the fullest extent permitted by the Colorado corporation statutes. Such limitation does not, however, affect the liability of a director (i) for any breach of the director's duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for any unlawful distribution of the Company's assets; or (iv) for any transaction from which the director derives an improper personal benefit. The effect of this provision is to limit the rights of the Company and its shareholders (through shareholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (iv) above. This provision does not limit or eliminate the rights of the Company or any shareholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care or to assert breach of a director's duty of care as a defense to claims brought by a director.

     In addition, the Company's bylaws provide for indemnification of directors and officers to the extent authorized by the articles of incorporation, the bylaws or by law against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid in settlement) reasonably incurred in connection with threatened, pending or completed actions, suits and proceedings. Under the Colorado Business Corporation Act, such indemnification may be made only if the director or officer acted in good faith in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company and, with regard to any criminal action or proceeding, had no reasonable cause to believe that his or her action was unlawful. Further, such indemnification, in the case of a proceeding brought by or in the right of the Company, may only be for expenses actually and reasonably incurred in connection with the defense or settlement of such proceeding. Additionally, if a director or officer is judged to be liable for negligence or misconduct in a proceeding brought by or in the right of the Company, he or she will be entitled only to such indemnity as the court finds to be proper.


                                  LEGAL MATTERS

     Certain legal matters in connection with the Securities offered hereby have been passed upon by Bader & Villanueva, P.C., 1660 Wynkoop Street, Suite 1100, Denver, Colorado 80202.



                                     EXPERTS

     The consolidated financial statements and schedules of the Company included in its Form 10-K for the fiscal year ended March 30, 1996, April 1, 1995, the nine months ended April 2, 1994, and the three months ended July 3, 1993, incorporated herein by reference, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein by reference upon the authority of said firm as experts in accounting and auditing in giving said reports.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following are the estimated expenses in connection with the offering of the securities being registered:

  Securities and Exchange Commission registration fee       $    374
  Accounting fees and expenses                                15,000 (1)
  Legal fees and expenses                                     50,000 (2)
  Miscellaneous expenses                                       4,000 (3)
                                                             -------
  Total                                                      $64,374
                                                             -------
                                                             -------


(1) Includes $3,000 attributable solely to this Post-Effective Amendment No. 2

(2) Includes $5,000 attributable solely to this Post-Effective Amendment No. 2

(3) Includes $ 2,000 attributable solely to this Post-Effective Amendment No. 2


  The foregoing items, except for the Securities and Exchange Commission registration fee, are estimated. Marquest Medical Products, Inc. ("Marquest" or the "Company"), will pay all of the above expenses. The Selling Security Holders will pay all commissions, concessions or discounts to brokers and fees and expenses of counsel or other advisors to the Selling Security Holders.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Article VIII of the Company's Articles of Incorporation provides for the elimination of personal monetary liabilities of directors of the Company for breaches of their fiduciary duties as directors, except that, as provided by
Section 7-108-402 of the Colorado Business Corporation Act ("CBCA"), such personal monetary liability of a director may not be eliminated with regard to any breach of the duty of loyalty, failing to act in good faith, intentional misconduct or knowing violation of law, any unlawful distribution of the Company's assets or obtainment of an improper personal benefit. Such a provision has no effect on the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty.

  Article VI of the Company's Bylaws provides for indemnification of directors and officers of the Company to the extent permitted by the Company's Articles of Incorporation, the Bylaws or by law. Article 109 of the CBCA provides for indemnification of directors and officers from and against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement reasonably incurred by them in connection with any civil, criminal, administrative or investigative claim or proceeding (including civil actions brought as derivative actions by or in the right of the corporation but only to the extent of expenses reasonably incurred in defending or settling such action) in which they may become involved by reason of being a director or officer of the corporation if the director or officer acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation and, in addition, in criminal actions, if he had no reasonable cause to believe his conduct to be unlawful. If, in an action brought by or in the right of the corporation, the director or officer is adjudged to be liable for negligence or misconduct in the performance of his duty, he will only be entitled to such indemnity as the court finds to be proper. Persons who are successful in defense of any claim against them are entitled to indemnification as of right against expenses actually and reasonably incurred in connection therewith. In all other cases, indemnification shall be made (unless otherwise ordered by a court) only if the board of directors, acting by a majority vote of a quorum of disinterested directors, independent legal counsel or holders of a majority of the shares entitled to vote determines that the applicable standard of conduct has been met.

  The Company maintains directors and officers liability insurance which will insure against liabilities that directors or officers of the Company may incur in such capacities.

ITEM 16.  EXHIBITS

  The following exhibits are filed with or incorporated by reference in this Registration Statement. Where such filing is made by incorporation by reference to a previously filed registration statement or report, such registration statement or report is identified in parentheses.

  EXHIBIT NO.                      DESCRIPTION
  -----------                      -----------

    3(i)*           Articles of Incorporation, as amended through August 25,
                    1994

    4.1 *           Form of Common Stock Certificate

    4.2 *           Form of $.75 Warrant Certificate

    4.3 *           Form of $.25 Warrant Certificate

    4.4 Public Bond Issue Agreement (including form of note) dated February 11, 1986 between Marquest and institutions named therein (Exhibit 4 to Form 10-K dated March 29, 1986)

    4.5 * Rights Agreement dated as of August 8, 1991 between Marquest and Bank of America National Trust & Savings Association

    5   *           Opinion of Bader & Villanueva

   10.1 Master Equipment Lease Agreement dated December 8, 1993 between Marquest and Financing for Science International, Inc. (Exhibit 4(c) to Form 10-K dated April 2, 1994)

   10.2 Term Loan Agreement dated June 30,1994 between Marquest Medical Products, Inc. and Colorado National Bank (Exhibit 4(d) to Form 10-Q dated July 2, 1994)

   10.3 Letter Agreement between Marquest Medical Products, Inc. and Norman Dreyfuss dated August 1, 1989 (Exhibit 10(a) to Form 10-K dated March 31, 1990)

   10.4 Letter Agreement between Marquest Medical Products, Inc. and Robert J. McKinnon dated August 19, 1991 (Exhibit 10(b) to Form 10-K dated March 28, 1992)

   10.5 Marquest Medical Products, Inc. Incentive and Non-Qualified Stock Option Plan effective November 14, 1987, as amended (Exhibit 10(c) to Form 10-K dated April 1, 1989)

   10.6 Consent Decree between Marquest Medical Products, Inc. and the U.S. Food and Drug Administration ("FDA") dated October 1, 1992 (Exhibit 10(d) to Form 10-K dated March 28, 1992)

   10.7 Letter from FDA approving resumption of manufacturing and distribution activities of Marquest Medical Products, Inc. dated January 9, 1992 (Exhibit 10(e) to Form 10-K dated March 28, 1992)

   10.8             Management Agreement between Marquest Medical Products, Inc.
                    and Scherer Healthcare, Inc. dated June 1, 1994 (Exhibit 10(f) to Form 10-Q dated July 2, 1994)

   10.9 Omnibus Agreement Between Scherer Healthcare, Inc. and Marquest Medical Products, Inc. dated April 12, 1993 (Exhibit 3 to Form 8-K dated April 9, 1993)

   10.10 Promissory Note dated January 13, 1995 between Marquest Medical Products, Inc. and Financing for Science International, Inc. (Exhibit 10.10 to From 10-K dated April 1, 1995)

   10.11 Promissory Note dated January 13, 1995 between Marquest Medical Products, Inc. and Financing for Science International, Inc. (Exhibit 10.11 to Form 10-K dated April 1, 1995)

   10.12 Promissory Note dated January 13, 1995 between Marquest Medical Products, Inc. and Financing for Science International, Inc. (Exhibit 10.12 to Form 10-K dated April 1, 1995)

   13.1 *           Annual Report on Form 10-K for Fiscal Year ended April 2,
                    1994

   13.2 *           Quarterly Report on Form 10-Q for Quarter ended July 2, 1994

   13.3 *           Quarterly Report on Form 10-Q for Quarter ended October 1,
                    1994

   13.4 * Annual Report on Form 10-K for Fiscal Year ended April 1, 1995 (Annual Report on Form 10-K for Fiscal Year ended April 1, 1995)

   13.5 * Quarterly Report on Form 10-Q for Quarter ended July 1, 1995 (Quarterly Report on Form 10-Q for Quarter ended July 1, 1995)

   13.6 *           Annual Report on Form 10-K for the Fiscal Year ended March
                    30, 1996

   13.7 *           Quarterly Report on Form 10-Q for the Quarter ended June 29,
                    1996

   13.8 *           Quarterly Report on Form 10-Q for the Quarter ended
                    September 28, 1996

   23.1             Consent of Arthur Andersen LLP

   23.2 *           Consent of Bader & Villanueva (contained in Exhibit 5)

   24   *           Powers of Attorney


-------------------

  *       Previously filed.

ITEM 17.  UNDERTAKINGS

  A.  Rule 415 Offerings.

  The undersigned Registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement. PROVIDED, HOWEVER, that paragraphs
(A)(1)(i) and (A)(1)(ii) above do not apply if the information required to be included is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

     (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) to remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

  B.  Indemnification of Officers, Directors and Controlling Persons

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless, in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudification of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Atlanta, Georgia, on the 12th day of December, 1996.


                         MARQUEST MEDICAL PRODUCTS, INC.


                         By   /s/ Robert P. Scherer, Jr.
                            -----------------------------------------------
                            Robert P. Scherer, Jr.
                            Chairman and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated on the 12th day of December, 1996.


          Signatures                         Title
          ----------                         -----

/s/ Robert P. Scherer, Jr .             Chairman, Chief Executive Officer and
----------------------------------      Director  (Principal Executive Officer)
Robert P. Scherer, Jr.


/s/ Margaret Von der Schmidt            Vice President - Finance
----------------------------------      (Principal Accounting and
Margaret Von der Schmidt                Financial Officer)


/s/ Charles R. Atkins III               Director
----------------------------------
Charles R. Atkins III


/s/ Stephen A. Lukas, Sr.               Director
----------------------------------
Stephen A. Lukas, Sr.


/s/ Jack W. Payne                       Director
----------------------------------
Jack W. Payne


/s/ Kenneth H. Robertson                Director
----------------------------------
Kenneth H. Robertson

/s/ Mack D. Tindal                      Director
----------------------------------
Mack D. Tindal

/s/ William J. Thompson                 Director
----------------------------------
William J. Thompson

/s/ Jack L. York
----------------------------------
Jack L. York

                                  EXHIBIT INDEX

     Exhibit No.                        Description
     -----------                        -----------

         3(i)*           Articles of Incorporation, as amended
                         through August 25, 1994

         4.1 *           Form of Common Stock Certificate

         4.2 *           Form of $.75 Warrant Certificate

         4.3 *           Form of $.25 Warrant Certificate

         4.4 Public Bond Issue Agreement (including form of note) dated February 11, 1986 between Marquest and institutions named therein (Exhibit 4 to Form 10-K dated March 29, 1986)

         4.5 * Rights Agreement dated as of August 8, 1991 between Marquest and Bank of America National Trust & Savings Association

         5   *           Opinion of Bader & Villanueva

        10.1 Master Equipment Lease Agreement dated December 8, 1993 between Marquest and Financing for Science International, Inc. (Exhibit 4(c) to Form 10-K dated April 2, 1994)

        10.2 Term Loan Agreement dated June 30,1994 between Marquest Medical Products, Inc. and Colorado National Bank (Exhibit 4(d) to Form 10-Q dated July 2, 1994)

        10.3 Letter Agreement between Marquest Medical Products, Inc. and Norman Dreyfuss dated August 1, 1989 (Exhibit 10(a) to Form 10-K dated March 31, 1990)

        10.4 Letter Agreement between Marquest Medical Products, Inc. and Robert J. McKinnon dated August 19, 1991 (Exhibit 10(b) to Form 10-K dated March 28, 1992)

        10.5 Marquest Medical Products, Inc. Incentive and Non-Qualified Stock Option Plan effective November 14, 1987, as amended (Exhibit 10(c) to Form 10-K dated April 1, 1989)

        10.6             Consent Decree between Marquest Medical Products, Inc.
                         and the U.S. Food and Drug Administration ("FDA") dated October 1, 1992 (Exhibit 10(d) to Form

                         10-K dated March 28, 1992)


        10.7 Letter from FDA approving resumption of manufacturing and distribution activities of Marquest Medical Products, Inc. dated January 9, 1992 (Exhibit 10(e) to Form 10-K dated March 28, 1992

        10.8 Management Agreement between Marquest Medical Products, Inc. and Scherer Healthcare, Inc. dated June 1, 1994 (Exhibit 10(f) to Form 10-Q dated July 2, 1994)

        10.9 Omnibus Agreement Between Scherer Healthcare, Inc. and Marquest Medical Products, Inc. dated April 12, 1993 (Exhibit 3 to Form 8-K dated April 9, 1993)

        10.10 Promissory Note dated January 13, 1995 between Marquest Medical Products, Inc. and Financing for Science International, Inc. (Exhibit 10.10 to From 10-K dated April 1, 1995)

        10.11 Promissory Note dated January 13, 1995 between Marquest Medical Products, Inc. and Financing for Science International, Inc. (Exhibit 10.11 to Form 10-K dated April 1, 1995)

        10.12 Promissory Note dated January 13, 1995 between Marquest Medical Products, Inc. and Financing for Science International, Inc. (Exhibit 10.12 to Form 10-K dated April 1, 1995)

        13.1 *           Annual Report on Form 10-K for Fiscal Year ended April
                         2, 1994

        13.2 *           Quarterly Report on Form 10-Q for Quarter ended July 2,
                         1994

        13.3 *           Quarterly Report on Form 10-Q for Quarter ended October
                         1, 1994

        13.4 * Annual Report on Form 10-K for Fiscal Year ended April 1, 1995 (Annual Report on Form 10-K for Fiscal Year ended April 1, 1995)

        13.5 * Quarterly Report on Form 10-Q for Quarter ended July 1, 1995 (Quarterly Report on Form 10-Q for Quarter ended July 1, 1995)

        13.6 *           Annual Report on Form 10-K for the Fiscal Year ended
                         March 30, 1996

        13.7 *           Quarterly Report on Form 10-Q for the Quarter ended
                         June 29, 1996

        13.8 * Quarterly Report on Form 10-Q for the Quarter ended September 28, 1996

        23.1             Consent of Arthur Andersen LLP.

        23.2 *           Consent of Bader & Villaneuva (contained in Exhibit 5)

        24   *           Powers of Attorney

------------------------

*    Previously filed.